UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 16, 2011

HECKMANN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33816	26-0287117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75080 Frank Sinatra Drive, Palm Desert, CA 92211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(760) 341-3606

            Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders (the “Annual Meeting”) on May 16, 2011, four matters were submitted to a vote of the stockholders. The proposals below are described in detail in the Company’s definitive proxy statement dated April 4, 2011 for the Annual Meeting. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

In the election of directors, the three nominees for Class I director receiving the highest number of “FOR” votes at the Annual Meeting were elected. The Company’s bylaws state that each of the items brought before the stockholders at the Annual Meeting requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Notwithstanding the vote required by the Company’s bylaws, Proposal 2 (ratification of the appointment of the Company’s independent registered public accounting firm, GHP Horwath, P.C. (“GHP”)), Proposal 3 (an advisory vote on executive compensation) and Proposal 4 (an advisory vote on the frequency of future advisory votes on executive compensation) are advisory only and are not binding on the Company.

The results of the vote were as follows:

Proposal 1

The individuals listed below received the highest number of affirmative votes of the outstanding shares of the Company’s common stock present or represented by proxy and voting at the Annual Meeting and were elected at the Annual Meeting to each serve a three-year term expiring at the annual meeting of stockholders to be held in 2014 or until their respective successors are elected and qualified, or their earlier death, resignation or removal.

	For	Withheld	Broker Non-Votes
Edward A. Barkett	60,461,407	188,102	31,902,587
Lou Holtz	60,437,091	212,418	31,902,587
Robert B. Simonds, Jr.	60,460,107	189,402	31,902,587

Proposal 2

The proposal to ratify the appointment of GHP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, as described in the proxy materials was approved with approximately 99.92% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 0.06% of the shares voting against the proposal.

For	Against	Abstain
92,480,001	60,839	11,256

Proposal 3

The proposal to hold an advisory vote to approve the executive compensation of the Company as described in the proxy materials was approved with approximately 98.90% of the shares present or represented and voting at the Annual Meeting voting for the proposal and approximately 0.70% of the shares voting against the proposal.

For	Against	Abstain	Broker Non-Votes
59,985,155	424,756	239,598	31,902,587

Proposal 4

The proposal to hold an advisory vote on the frequency of future advisory votes on executive compensation was approved with approximately 79.19% of the shares present or represented and voting at the Annual Meeting voting to hold future advisory votes every one year.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
48,031,607	149,234	12,248,823	219,845	31,902,587

With respect to the foregoing Proposal 4, the option to hold future advisory votes every one year received a majority of the votes cast at the Annual Meeting. Based on these results, the Company’s Board of Directors currently intends to hold an advisory vote on executive compensation every one year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECKMANN CORPORATION

Date: May 18, 2011	By:	/s/ Damian C. Georgino
Damian C. Georgino
Executive Vice President, Corporate Development
and Chief Legal Officer

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